SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2007

000-24478 (Commission File No.)	38-3073622 (IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 23, 2007, the Registrant revised the following information for the three month period and the year ended December 31, 2006 that was previously announced on January 16, 2007:

	Financial Information	Revised
	Released January 16, 2007	Financial Information

For the three months ended December 31, 2006

Weighted average number of shares outstanding — basic	7,331,121	7,579,147
Weighted average number of shares outstanding — diluted	7,619,713	7,867,739
Net income per common share — basic	$0.31	$0.30
Net income per common share — diluted	$0.30	$0.29

For the year ended December 31, 2006

Weighted average number of shares outstanding — basic	6,097,551	6,372,471
Weighted average number of shares outstanding — diluted	6,397,399	6,672,319
Net income per common share — basic	$1.28	$1.23
Net income per common share — diluted	$1.22	$1.17
A copy of the revised unaudited financial information released as a part thereof, is attached as Exhibit 99.
The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits

99	Registrant’s revised unaudited financial information for the year ended December 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc. (Registrant)
/s/ Jeffrey L. Karafa
Jeffrey L. Karafa
Treasurer and Chief Financial Officer

Date: January 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99	Revised Unaudited Financial Information